UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2010

AMERICAS ENERGY COMPANY - AECO

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50978	98-0343712

(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

249 N. Peters Rd., Suite 300, Knoxville, Tennessee 37923 (Address of Principal Executive Offices)

865-238-0668 Registrants Telephone Number

. (Former Name or Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director - David L. Nelson

Effective May 7, 2010, the Board of Directors of Americas Energy Company (AECo) appointed David L. Nelson to the Board of Directors. Mr. Nelson will serve until the next annual shareholders meeting.

Mr. Nelson is a Certified Public Accountant with extensive experience in accounting and business management. Presently as Member, Executive Director of Tax Services and Chief Financial Officer of Rodefer Moss & Co, PLLC a Public Company Accounting Oversight Board (PCAOB) registered accounting firm based in Knoxville Tennessee.

Employment History

Member, Executive Director of Tax Services and Chief Financial Officer Rodefer Moss & Co, PLLC

2003 – Present

Industry Specializations and CPA Activities:
  Clientele includes various construction and manufacturing companies, financial institutions, and real estate companies, including numerous clients with multi-state operations, as well as SEC registered public companies.
  Prepared and presented numerous training courses in various areas of Federal income taxation
  Served as an expert witness for litigation involving divorce, business valuation, and IRS litigation
  Consulted extensively with various clients in strategic management issues including: budgeting and pricing, management structure, financing options, capital acquisition, construction bonding and licensing, and HUD compliance.
Previous Experience Highlights:
  9 years as a Certified Public Accountant with Ernst & Young in Knoxville, TN, Cleveland, OH, and Washington, D.C. (National Tax Department).
  3 years as the Chief Financial Officer of a regional banking organization with over $1 billion in combined assets.
  2 years as the President of a mortgage banking and real estate development company; organized and operated several out-of-state real estate developments, including land acquisition, financing, construction, and sales.
  15 years as an independent businessman, owning and operating a Certified Public Accounting firm, a construction company, and two restaurant franchises.

Education:

Bachelor of Science in Business Administration, University of Tennessee

Appointment of Director - Robert E. Chmiel

Effective May 7, 2010, the Board of Directors of Americas Energy Company (AECo) appointed Robert E. Chmiel to the Board of Directors. Mr. Chmiel will serve until the next annual shareholders meeting.

Mr. Chmiel is an experienced executive with a strong mix of operational and financial experience in the financial services and energy industries.

Employment History

RC Financial Group, LLC, Greenwich, CT

Hedge Fund, Private Equity & Financial Professional, Greenwich, CT 2003 - Present

  CFO/COO for JDC Ventures, LLC, a Commodity Trading Advisor (CTA) hedge fund. Passed series 3 exam and Registered with National Futures Association (NFA). October 2008 – December 2009.
  CFO/Director Xinergy Corp., coal company based in Knoxville, TN (Toronto Stock Exchange: XRG). Structured and closed $35MM acquisition financing. Dec 2007 – Feb 2009.
  CFO for Vulcan Capital Management, a New York-based private equity firm which specializes in the energy sector (coal, natural gas and power generation). Closed funding for two 35MW power generation plants in NC.
  May 2007 – May 2008.
  CFO and co-founder of SCR Financial Group, Inc., a privately-held financial services company based in Westlake Village, CA. August 2005 – April 2007.
  Executive Director/Consultant to Stonegate Securities, Inc., a Dallas-based investment banking firm.
  September 2005 – present.
  Interim CFO and Director for Consolidated Energy, Inc. (NASDAQ OTC BB: CEIW), coal mining operator based in Eastern Kentucky. Advised CEIW in Chapter 11 “363” Bankruptcy proceedings. Closed 3 separate capital raising transactions. Chairman of Compensation Committee and member of Audit Committee.
  September 2005 – December 2007.
  CFO and Director for National Coal Corp. (NASDAQ: NCOC), coal mining operator based in Knoxville, TN. Closed 4 separate capital raising transactions totally approximately $45 million. Closed on 3 acquisitions of competitive companies. Responsible for all accounting and financial issues of the company. Member of Board’s Audit Committee. August 2003 – July 2005.
Education
University Of Pennsylvania, The Wharton School, Philadelphia, PA.	1985 - 1987
Masters of Business Administration
Major - Finance; Minor - Accounting

College of the Holy Cross, Worcester, MA.	1978 - 1982
Bachelor of Arts; Major - Economics

Appointment of Director - Ronald A. Scott

Effective May 7, 2010, the Board of Directors of Americas Energy Company (AECo) appointed Ronald A. Scott to the Board of Directors. Mr. Scott will serve until the next annual shareholders meeting.

Mr. Scott’s background includes a successful 20 year history of mortgage banking experience and accomplishments in commercial/residential lending and operations management.

Employment History

1976 – Present, President/Owner

Wescott Mortgage & Capital – Knoxville, TN, Identified opportunities in real estate development, developed a business concept, and orchestrated start-up of Barcott in 1976. Procured funds for large scale retail centers, motels/hotels, office complexes, pre-developed land, warehousing facilities, apartment developments and residential subdivisions.

1975-1978 – Executive Vice President

United American Bank- Knoxville, Tennessee, controlled a $400 million loan portfolio involving major multifamily projects, retail shopping centers, office complexes, warehouses, etc.

1978-1987 – Owner

R. A. S. Investments – Knoxville, Tennessee, managed an investment portfolio utilizing undervalued bank lending institutions as investment vehicles. Successfully identified and targeted opportunities, purchased controlling interest in the companies, and acted as Chairman of the Board. In this capacity, developed and implemented short and long term growth plans to effectively build earnings and stock value through aggressive loan calling programs, strategic marketing, opening new branch locations, focusing on classified assets, and deposit growth.

Education

Louisiana State University School of Banking; Certificate 1978 Licenses - State of Tennessee Real Estate Broker, since 1967

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Americas Energy Company-AECo

Date: May 7, 2010	By:	\s\ Christopher L. Headrick, President

		Name:	Christopher L. Headrick
		Title:	President and CEO
Principal Executive Officer and Principal Financial Officer